Exhibit 1.2

GLOBAL BLOOD THERAPEUTICS, INC.

$200,000,000

COMMON STOCK

SALES AGREEMENT

August 5, 2020

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with SVB Leerink LLC (“SVB Leerink”), as follows:

1.    Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through SVB Leerink, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and SVB Leerink shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through SVB Leerink will be effected pursuant to the Registration Statement (as defined below) being filed by the Company and which will become automatically effective under Rule 462(e) of the Securities Act (as defined below) upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock. The Registration Statement will be an “automatic shelf registration statement” (as defined in Rule 405) and the Placement Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to SVB Leerink, for use by SVB Leerink, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

2.    Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify SVB Leerink by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from SVB Leerink set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by SVB Leerink unless and until (i) in accordance with the notice requirements set forth in Section 4, SVB Leerink declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11.The amount of any discount, commission or other compensation to be paid by the Company to SVB Leerink in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor SVB Leerink will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to SVB Leerink and SVB Leerink does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.    Sale of Placement Shares by SVB Leerink. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, SVB Leerink, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. SVB Leerink will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. Subject to the terms of a Placement Notice, SVB Leerink may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Common Stock. Notwithstanding the provisions of Section 6(pp), SVB Leerink shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that SVB Leerink will be successful in selling Placement Shares, and (ii) SVB Leerink will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by SVB Leerink to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4.    Suspension of Sales.

(a)    The Company or SVB Leerink may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b)    Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and SVB Leerink agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) SVB Leerink shall not be obligated to sell or offer to sell any Placement Shares.

(c)    If either SVB Leerink or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and SVB Leerink may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(d)    Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify SVB Leerink, the Company shall not request the sale of any Placement Shares, and SVB Leerink shall not be obligated to sell or offer to sell any Placement Shares.

5.    Settlement.

(a)    Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by SVB Leerink at which such Placement Shares were sold, after deduction for (i) SVB Leerink’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to SVB Leerink hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)    Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting SVB Leerink’s or its designee’s account (provided SVB Leerink shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, SVB Leerink will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of SVB Leerink, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold SVB Leerink harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to SVB Leerink (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, SVB Leerink that as of the date of this Agreement, each Representation Date (as defined in Section 7(m.)), each date on which a Placement Notice is given, and any date on which Placement Shares are sold hereunder:

(a)    Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and will file with the SEC an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form S-3. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the first Placement Notice. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b)    No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each of the Settlement Dates, if any, complied in all material respects with the Securities Act and did not and, as of each Settlement Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each of the Settlement Dates, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to SVB Leerink furnished to the Company in writing by SVB Leerink expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)    Offering Materials Furnished to SVB Leerink. The Company has delivered to SVB Leerink one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as SVB Leerink has reasonably requested.

(d)    Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Organization. The Company and each of its subsidiaries have been duly incorporated, are validly existing in good standing under the laws of their respective jurisdictions of organization, have the corporate power and authority to own or lease their property and to conduct their respective businesses as described in the Registration Statement and the Prospectus and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(f)    Subsidiaries. The Company does not own or control, directly or indirectly, and has not since inception owned or controlled, directly or indirectly, any interest in any other corporation, association or other business entity other than the subsidiaries listed in Exhibit 21.1 to the of the Company’s most recently filed Annual Report on Form 10-K. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(g)    Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(h)    Authorization of Common Stock. The shares of Common Stock outstanding prior to the issuance of the Placement Shares have been duly authorized and are validly issued, fully paid and non assessable.

(i)    Authorization of Placement Shares. The Placement Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Placement Shares will not be subject to any preemptive or similar rights. All the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the

Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party, and there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company’s subsidiaries.

(j)    No Conflicts; No Consents Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the charter or by-laws or similar organizational documents of the Company or its subsidiaries, (iii) any agreement or other instrument binding upon the Company or its subsidiaries that is material to the Company and its subsidiaries taken as a whole or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, except that, in the case of clauses (i) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Placement Shares.

(k)    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole, from that set forth in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(l)    No Litigation. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(o)    Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(p)    Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Placement Shares registered pursuant to the Registration Statement.

(q)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement or Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries, in each case except as described in the Registration Statement or Prospectus.

(r)    Intellectual Property.

(i)    Except as described in the Registration Statement or Prospectus, the Company and its subsidiaries are the sole and exclusive owner of all patents and patent applications owned or purported to be solely owned by the Company or any of its subsidiaries, as applicable (the “Owned Patents”), and hold all right, title and interest in and to such Owned Patents free and clear of all liens, encumbrances, defects or other restrictions, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any valid or bona fide basis for a finding that any of the Owned Patents is unpatentable, invalid or unenforceable; and the Company reasonably believes that the Owned Patents are patentable, valid and enforceable, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(ii)    In connection with the Owned Patents, all known relevant prior art references were disclosed or will be disclosed to the U.S. Patent and Trademark Office (the “USPTO”) to the extent required by and in accordance with 37 C.F.R. Section 1.56; all information submitted to the USPTO in such patent applications, and in connection with the prosecution of such applications, was accurate in all material respects; and neither the Company nor, to the Company’s knowledge, any other person made any material misrepresentations or concealed any material information from the USPTO in such applications, or in connection with the prosecution of such applications, in violation of 37 C.F.R. Section 1.56.

(iii)    Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess valid and enforceable rights to use, or can acquire on reasonable terms ownership of or rights to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, all registrations and applications for registration of, and all goodwill associated with, the foregoing, and all other similar types of intellectual property rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries, taken as a whole, substantially as now conducted, and as proposed to be conducted in the Registration Statement and the Prospectus. The Company and its subsidiaries have not received any written notice of infringement, misappropriation or other violation of or conflict with asserted rights of others with respect to any of the foregoing or any notice challenging the validity, scope or enforceability of the Company’s and its subsidiaries’ Intellectual Property or the Company’s and its subsidiaries’ respective rights therein, in each case that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(iv)    To the Company’s knowledge, after due inquiry, other than as described in the Registration Statement or Prospectus, and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, there are no valid and enforceable rights of third parties to any Intellectual Property that are or would be infringed, misappropriated or otherwise violated by the business currently conducted by the Company and its subsidiaries or as proposed to be conducted by the Company and its subsidiaries in the Registration Statement or Prospectus.

(v)    The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator pertaining to any Intellectual Property. Except as described in the Registration Statement or Prospectus, or as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries are not a party to any contract that restricts or impairs their respective use of any Intellectual Property.

(vi)    To the Company’s knowledge, after due inquiry, and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, there is no ongoing infringement, misappropriation or other violation by any third party of any Intellectual Property owned by the Company or its subsidiaries in connection with the business currently conducted by the Company and its subsidiaries or its presently proposed products, as described in the Registration Statement or Prospectus.

(vii)    Other than as disclosed in the Registration Statement or Prospectus and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, after due inquiry, there is no U.S. patent or published U.S. patent application which contains valid and enforceable claims that dominate or that would dominate any Intellectual Property described in the Registration Statement or Prospectus as being owned by the Company or any of its subsidiaries or that interferes with the issued or pending claims of any such Intellectual Property.

(s)    Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement or Prospectus or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(t)    Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which they are engaged; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its and its subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the respective businesses at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, except as described in the Registration Statement or Prospectus.

(u)    Consents and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities, except where the failure to obtain such certificates, authorizations and permits would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, except as described in the Registration Statement or Prospectus.

(v)    Compliance with Laws. The Company, its subsidiaries, and their respective employees, officers, and directors, are and since January 1, 2019 have been in compliance with all applicable Health Care Laws, except where the failure to so operate or be in compliance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion law (42 U.S.C. §1320a-7), the statutes, regulations and directives of applicable federal healthcare programs (as defined in 42 U.S.C. § 1320a-7b(f)), including but not limited to Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); (iv) the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (v) and any regulations promulgated pursuant to such statutes; and (vi) any and all other applicable federal, state, or foreign health care laws applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company. Neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that it is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor its subsidiaries, nor, to the Company’s knowledge, their respective officers, directors, employees, contractors or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor its subsidiaries nor, to the Company’s knowledge, any of its employees, officers, directors, contractors or agents or any of the subsidiary’s employees, officers, directors, contractors or agents, has been excluded, suspended or debarred from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could be expected to result in such debarment, suspension, or exclusion. The Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care

Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(w)    Clinical Studies. Any clinical trials and human studies conducted by the Company and, to the knowledge of the Company, any clinical trials and human studies conducted on behalf of the Company or in which the Company has participated were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted, except where the failure to be so conducted would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(x)    Internal Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement and Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)    Integration. Except as described in the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aa)    Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have received extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or its subsidiaries which would have (nor does the Company have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries taken as a whole.

(bb)    [Reserved]

(cc)    No Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound except, in the case of clause (ii) above, for any such default that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(dd)    Independent Public Accounting Firm. KPMG LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, is an independent registered public accounting firm as required by the Securities Act.

(ee)    Financial Information. The financial statements (including the related notes thereto) of the Company included or incorporated by reference in the Registration Statement, Prospectus and the Issuer Free Writing Prospectuses, comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission.

(ff)    Debt Ratings. There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(gg)    Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the rules and regulation of the Commission. The Company agrees to notify SVB Leerink promptly upon the Company becoming an “ineligible issuer.”

(hh)    Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of SVB Leerink’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(ii)    No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(jj)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) violated or is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of any other jurisdiction in which the Company conducts business; (iii) made or taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, or requested any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit to any government official. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures intended to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(kk)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)    Compliance with OFAC.

(i)    Neither the Company nor any of its subsidiaries, directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions or designated on any applicable prohibited party list administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of an embargo by the U.S. government (the “Embargoed Countries”) (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea), but not including Sudan as of January 13, 2017.

(ii)    Unless authorized or not prohibited by the relevant sanctions authorities, the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or is an Embargoed Country, respectively; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    Since inception, unless authorized or not prohibited by the relevant sanctions authorities, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, or is or was an Embargoed Country, respectively.

(mm)    Cyber Security. The Company and its subsidiaries’ material information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and, to the Company’s knowledge, are clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained all reasonably necessary controls, policies, procedures, and safeguards to maintain and protect its confidential information and the privacy, confidentiality, integrity, continuous operation, redundancy and security of all IT Systems and data used in connection with the operation of the Company or its subsidiaries (including any information that relates to an identified or identifiable individual or is otherwise considered “personal information,” “personally identifiable information” or “personal data” under applicable law, sensitive data, confidential information or regulated data (collectively, the “Confidential Data”)). The Company and its subsidiaries have taken commercially reasonable steps to protect the IT Systems and data used in connection with the operation of the Company or its subsidiaries, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the IT Systems and data held or used by or for the Company or any of its subsidiaries. There have been no material security breaches or attacks, violations, outages, accidental or unlawful destruction, loss, alteration or unauthorized uses or disclosures of or access to the Confidential Data, or any other compromises of or relating to any such IT System or data. The Company and its subsidiaries are presently in material compliance with all (i) data protection, privacy and security policies applicable to the Company or its subsidiaries, (ii) contractual obligations of the Company or its subsidiaries concerning data protection, privacy, security or Confidential Data, and (iii) all applicable laws, statutes, regulations directives, or applicable self-regulatory guidelines or standards and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Confidential Data or to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification, including without limitation the European Union General Data Protection Regulation (EU 2016/679). The Company and its subsidiaries have at all times provided adequate notice to and obtained any necessary consents from data subjects for any past and present collection, use, disclosure, international transfer and other processing of Confidential Data by, for, or on behalf of the Company or any of its subsidiaries, excepting only where failure to do so would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(nn)    Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(oo)    Brokers. Except for SVB Leerink, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp)    No Reliance. The Company has not relied upon SVB Leerink or legal counsel for SVB Leerink for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(qq)    SVB Leerink Purchases. The Company acknowledges and agrees that SVB Leerink has informed the Company that SVB Leerink may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent SVB Leerink may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by SVB Leerink.

Any certificate signed by an officer of the Company and delivered to SVB Leerink or to counsel for SVB Leerink pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to SVB Leerink as to the matters set forth therein.

The Company acknowledges that SVB Leerink and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to SVB Leerink, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.    Covenants of the Company. The Company covenants and agrees with SVB Leerink that:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by SVB Leerink under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify SVB Leerink promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus (insofar as it relates to the transactions contemplated hereby) or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon SVB Leerink’s request, any amendments or supplements to the Registration Statement or Prospectus that, in SVB Leerink’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by SVB Leerink (provided, however, that the failure of SVB Leerink to make such request shall not relieve the Company of any obligation or liability hereunder, or affect SVB Leerink’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to SVB Leerink within a reasonable period of time before the filing and SVB Leerink has not reasonably objected thereto (provided, however, that (A) the failure of SVB Leerink to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect SVB Leerink’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide SVB Leerink any advance copy of such filing or to provide SVB Leerink an opportunity to object to such filing if the filing does not name SVB Leerink and does not related to the transaction herein provided and (C) the only remedy SVB Leerink shall have with respect to the failure by the Company to provide SVB Leerink with such copy or the filing of such amendment or supplement despite SVB Leerink’s objection shall be to cease making sales under this Agreement) and the Company will furnish to SVB Leerink at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, or in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not to file any amendment or supplement with the Commission under this Section 7(a) based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)    Notice of Commission Stop Orders. The Company will advise SVB Leerink, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)    Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by SVB Leerink under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify SVB Leerink to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgement of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect during such time.

(d)    Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by SVB Leerink under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as SVB Leerink reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)    Delivery of Registration Statement and Prospectus. The Company will furnish to SVB Leerink and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as SVB Leerink may from time to time reasonably request and, at SVB Leerink’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to SVB Leerink to the extent such document is available on EDGAR.

(f)    Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 7(f).

(g)    Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for SVB Leerink in connection therewith shall be paid by SVB Leerink except as set forth in (vii) below), (iv) the printing and delivery to SVB Leerink of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) if applicable, the filing fees and associated legal expenses of SVB Leerink’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $10,000 and, (viii) the reasonable fees and disbursements of SVB Leerink’s counsel in an amount not to exceed (A) $50,000 in connection with execution of this Agreement and (B) $15,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m).

(h)    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)    Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for three (3) trading days following the termination of any Placement Notice given hereunder, the Company shall provide SVB Leerink notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock, restricted stock units or Common Stock issuable upon the exercise of options or the settlement of restricted stock units or other equity awards pursuant to the any stock option, stock bonus, employee stock purchase or other stock plan or arrangement described in the Prospectus or pursuant to any qualifying inducement award under Nasdaq rules, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to SVB Leerink in advance, (iv) the issuance of any shares of common stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, or (v) the issuance or sale of shares of Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, investors, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of Common Stock hereby and not for capital raising purposes. For avoidance of doubt, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to SVB Leerink, to file a registration statement under the Securities Act.

(j)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise SVB Leerink promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to SVB Leerink pursuant to this Agreement, provided that the Company may satisfy its obligations under this Section 7(j) by effecting a filing in accordance with the Exchange Act with respect to such information or fact.

(k)    Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by SVB Leerink or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as SVB Leerink may reasonably request.

(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through

SVB Leerink, the Net Proceeds to the Company and the compensation payable by the Company to SVB Leerink with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(l)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) at SVB Leerink’s request, deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)    Representation Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement or a prospectus supplement relating solely to an offering other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish SVB Leerink (but in the case of clause (iv) above only if (1) a Placement Notice is pending, (2) SVB Leerink reasonably determines that the information contained in such Form 8-K is material to a holder of Common Stock and (3) SVB Leerink requests such certificate within three (3) days after the filing of such Form 8-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by SVB Leerink. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide SVB Leerink with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or SVB Leerink sells any Placement Shares, the Company shall provide SVB Leerink with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)    Legal Opinion. On or prior to the First Delivery Date, (i) the Company shall cause to be furnished to SVB Leerink a written opinion of Goodwin Procter LLP (“Company Counsel”), or other counsel satisfactory to SVB Leerink, in form and substance satisfactory to SVB Leerink and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(i) and Exhibit 7(n)(ii) and (ii) and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to SVB Leerink a written opinion of Company Counsel, in form and substance satisfactory to SVB Leerink and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(ii), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that the Company shall not be required to provide more than one opinion per counsel per calendar quarter; and provided, further, that in lieu of such opinion for subsequent Representation Dates, counsel may furnish SVB Leerink with a letter (a “Reliance Letter”) to the effect that SVB Leerink may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)    Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish SVB Leerink letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to SVB Leerink, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to SVB Leerink in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the Company shall not be required to provide more than one Comfort Letter per calendar quarter.

(p)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than SVB Leerink; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(q)    Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r)    Compliance with Laws. The Company and each of its subsidiaries shall use commercially reasonably efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole.

(s)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and SVB Leerink in its capacity as principal or agent hereunder, neither SVB Leerink nor the Company (including its agents and representatives, other than SVB Leerink in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Stock hereunder.

(v)    Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

8.    Conditions to SVB Leerink’s Obligations. The obligations of SVB Leerink hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by SVB Leerink of a due diligence review satisfactory to SVB Leerink in its reasonable judgment, and to the continuing satisfaction (or waiver by SVB Leerink in its sole discretion) of the following additional conditions:

(a)    Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the

Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. SVB Leerink shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in SVB Leerink’s reasonable opinion is material, or omits to state a fact that in SVB Leerink’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any material adverse change in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole or any development that would reasonably be expected to result in such a material adverse change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of SVB Leerink (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)    Company Counsel Legal Opinion. SVB Leerink shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)    SVB Leerink Counsel Legal Opinion. SVB Leerink shall have received from Cooley LLP, counsel for SVB Leerink, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as SVB Leerink may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)    Comfort Letter. SVB Leerink shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h)    Representation Certificate. SVB Leerink shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)    Secretary’s Certificate. On or prior to the First Delivery Date, SVB Leerink shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to SVB Leerink and its counsel.

(j)    No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(k)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to SVB Leerink such appropriate further information, certificates and documents as SVB Leerink may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish SVB Leerink with such conformed copies of such opinions, certificates, letters and other documents as SVB Leerink shall have reasonably requested.

(l)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)    Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice and Nasdaq shall not have raised any objection to such application.

(n)    No Termination Event. There shall not have occurred any event that would permit SVB Leerink to terminate this Agreement pursuant to Section 11(a).

9.    Indemnification and Contribution.

(a)    Company Indemnification. The Company agrees to indemnify and hold harmless SVB Leerink, the directors, officers, partners, employees and agents of SVB Leerink and each person, if any, who (i) controls SVB Leerink within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with SVB Leerink (a “SVB Leerink Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which SVB Leerink, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company in connection with this Agreement or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)    SVB Leerink Indemnification. SVB Leerink agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) or in any free writing prospectus in reliance upon and in conformity with the Agent’s Information.

(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred, after the indemnifying party receives a written invoice related to such fees, disbursements and other charges. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or SVB Leerink, the Company and SVB Leerink will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than SVB Leerink, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and SVB Leerink may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and SVB Leerink on the other. The relative benefits received by the Company on the one hand and SVB Leerink on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by SVB Leerink from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and SVB Leerink, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or SVB Leerink, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and SVB Leerink agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), SVB Leerink shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of SVB Leerink, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of SVB Leerink, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.    Termination.

(a)    SVB Leerink shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole, or any development that could reasonably be expected to result in such a material adverse change has occurred that, in the reasonable judgment of SVB Leerink, may materially impair the ability of SVB Leerink to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), SVB Leerink’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of SVB Leerink’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If SVB Leerink elects to terminate this Agreement as provided in this Section 11(a), SVB Leerink shall provide the required notice as specified in Section 12 (Notices).

(b)    The Company shall have the right, by giving ten (10) days’ prior notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)    SVB Leerink shall have the right, by giving ten (10) days’ prior notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)    Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through SVB Leerink on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by SVB Leerink or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)    Subject to the additional limitation set forth in Section 7 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, SVB Leerink shall be entitled only to the reimbursement of its out of pocket expenses actually incurred.

12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to SVB Leerink, shall be delivered to SVB Leerink at SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Peter M. Fry, email: peter.fry@svbleerink.com, with a copy (which shall not constitute notice) to SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq., email: stuart.nayman@svbleerink.com and with a copy (which shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, NY 10001, fax no. (212) 479-6275, Attention: Daniel I. Goldberg; or if sent to the Company, shall be delivered to Global Blood Therapeutics, Inc., 181 Oyster Point Boulevard, South San Francisco, California, fax no. 650-741-7701, attention: Chief Legal Officer, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, fax no. (617) 321-4377, attention: Mitchell S. Bloom, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic communication (“Electronic Notice”), at the time the party sending Electronic Notice receives verification of receipt by the receiving party, other than via auto reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and SVB Leerink and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that SVB Leerink may assign its rights and obligations hereunder to an affiliate of SVB Leerink without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and SVB Leerink. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.    Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.    Waiver of Jury Trial. The Company and SVB Leerink each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    SVB Leerink has been retained solely to act as sales agent in connection with the sale of the Placement Shares and that no fiduciary, advisory or agency relationship between the Company and SVB Leerink has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether SVB Leerink has advised or is advising the Company on other matters;

(b)    the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    the Company has been advised that SVB Leerink and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that SVB Leerink has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    the Company waives, to the fullest extent permitted by law, any claims it may have against SVB Leerink, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement, and agrees that SVB Leerink shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

20.    Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a)    “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, and any date on which Placement Shares are sold hereunder.

(b)    “Agent’s Information” means, solely the following information in the Prospectus: the third sentence of the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Prospectus.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and SVB Leerink, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and SVB Leerink.

Very truly yours,

SVB LEERINK LLC

By:	/s/ Peter M. Fry
	Name:	Peter M. Fry
	Title:	Head of Alternative Equities

ACCEPTED as of the date
first-above written:

GLOBAL BLOOD THERAPEUTICS, INC.

By:	/s/ Jeffrey Farrow
Name:	Jeffrey Farrow
Title:	Chief Financial Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:        [●]

Cc:            [●]

To:            [●]

Date:         [●], 20[●]

Subject:     SVB Leerink LLC - At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Global Blood Therapeutics, Inc. (the “Company”), and SVB Leerink LLC (“SVB Leerink”) dated August 5, 2020 (the “Agreement”), I hereby request on behalf of the Company that SVB Leerink sell up to [●] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $         per share. Sales should begin on the date of this Notice and shall continue until [date] [all shares are sold].

SCHEDULE 2

Placement Notice Individuals

The Company

Jeff Farrow, Chief Financial Officer (jfarrow@globalbloodtx.com)

Ted Love, Chief Executive Officer (tlove@globalbloodtx.com)

SVB Leerink LLC

Murphy Gallagher (Murphy.Gallagher@svbleerink.com)

Liz Meeks (Liz.Meeks@svbleerink.com)

atm@svbleerink.com

SCHEDULE 3

Compensation

SVB Leerink shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Common Stock pursuant to the terms of this Agreement.

SCHEDULE 4

Schedule of Subsidiaries

Name	State or Other Jurisdiction of Incorporation or Organization	Names Under Which Subsidiary Does Business	Current Subsidiary
Global Blood Therapeutics GmbH	Switzerland	Global Blood Therapeutics GmbH	Yes

Global Blood Therapeutics France S.A.S.	France	Global Blood Therapeutics France S.A.S.	Yes

GBT SCD, Limited	Cayman Islands	GBT SCD, Limited	No

GBT IPF, Limited	Cayman Islands	GBT IPF, Limited	No

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                     , of Global Blood Therapeutics, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated August 5, 2020 (the “Sales Agreement”) between the Company and SVB Leerink LLC, that to the best of the knowledge of the undersigned. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse change in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries taken as a whole, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

2